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                                                                   Exhibit 10(a)

[Letterhead of Sutherland Asbill & Brennan LLP]


                                 April 27, 2005


State Farm Life and Accident Assurance Company
One State Farm Plaza
Bloomington, Illinois 61710-0001

Gentlemen:

     We hereby consent to the reference to our name under the caption "Legal Matters" in the Statement of Additional Information filed as part of Post-Effective Amendment No. 11 to the registration statement on Form N-4 for State Farm Life and Accident Assurance Company Variable Annuity Separate Account (File No. 333-57579). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                                 Sincerely,

                                                 SUTHERLAND ASBILL & BRENNAN LLP


                                                 By: /s/ W. Thomas Conner
                                                    ----------------------------
                                                    W. Thomas Conner, Esq.